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                                                                      EXHIBIT 11

                        PennFed Financial Services, Inc.

              Statement Regarding Computation of Per Share Earnings

                For the Years Ended June 30, 2002, 2001 and 2000

                (Dollars in thousands, except per share amounts)

                                                                                       For the years ended June 30,
                                                                                       ----------------------------

                                                                            2002                 2001               2000
                                                                            ----                 ----               ----

Net income ..........................................................  $    14,583          $    12,513          $    12,870
                                                                         =========            =========            =========
Number of shares outstanding:
  Weighted average shares issued ....................................   11,900,000           11,900,000           11,899,842
  Less:  Weighted average shares held in treasury ...................    4,383,643            3,891,390            3,261,279
  Less:  Average shares held by the ESOP ............................      952,000              952,000              952,000
  Plus:  ESOP shares released or committed to be
              released during the fiscal year .......................      661,256              552,611              451,541
                                                                         ---------            ---------            ---------
  Average basic shares ..............................................    7,225,613            7,609,221            8,138,104
  Plus:  Average common stock equivalents ...........................      542,809              489,382              444,409
                                                                         ---------            ---------            ---------
  Average diluted shares ............................................    7,768,422            8,098,603            8,582,513
                                                                         =========            =========            =========

Earnings per common share:
         Basic ......................................................  $      2.02          $      1.64          $      1.58
                                                                         =========            =========            =========
         Diluted ....................................................  $      1.88          $      1.55          $      1.50
                                                                         =========            =========            =========
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